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                                  EXHIBIT 5.1

                            PETREE STOCKTON, L.L.P.
                                ATTORNEYS AT LAW
                        4101 LAKE BOONE TRAIL, SUITE 400
                       RALEIGH, NORTH CAROLINA 27607-6519
                            TELEPHONE (919) 420-1700
                               FAX (919) 420-1800              OTHER OFFICES
                                                              CHARLOTTE, N. C.
                                                            WINSTON-SALEM, N. C.





                               September 16, 1996



BroadBand Technologies, Inc.
4024 Stirrup Creek Drive
Durham, NC 27703

     Re:  BroadBand Technologies, Inc.
          Registration Statement on Form S-3
          (No. 333-9661)

Gentlemen:


        We refer to the above-referenced Registration Statement (the "Registration Statement") filed by BroadBand Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of the offering for resale of (i) up to $115,000,000 aggregate principal amount of the outstanding 5% Convertible Subordinated Notes Due May 15, 2001 of the Company (the "Notes"), issued under the indenture dated as of May 22, 1996 (the "Indenture") between the Company and Marine Midland Bank, as Trustee, and (ii) the shares ("the "Conversion Shares") of the common stock, par value $.01 per share, of the Company that are issuable upon conversion of the Notes.

        As your counsel, and in connection with the preparation of the Registration Statement, we have examined such documents and corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.


        In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Notes have been duly executed, authenticated and delivered in accordance with the Indenture and the terms of the Notes.





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        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

             1. The Notes have been duly authorized and are the legal, valid and binding obligations of the Company.

             2. The Conversion Shares have been duly authorized and, upon issuance thereof on conversion of the Notes in accordance with the Indenture and the terms of the Notes, will be validly issued, fully paid and nonassessable.

        Insofar as the foregoing opinions relate to the legality, validity or binding effect of any agreement or obligation of the Company, (i) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation binding against it and (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name in the "Legal Matters" section of the Registration Statement, including the Prospectus forming a part thereof, and any amendments thereto. This consent is not to be construed as an admission that we are "experts" within the meaning of the Act or the rules and regulations thereunder with respect to any part of the Registration Statement, including this exhibit.


                                      Very truly yours,

                                      PETREE STOCKTON, L.L.P.

                                      /s/  Petree Stockton, L.L.P.